UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2023
AgileThought, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39157	87-2302509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas	(971) 501-1140	75039
(Address of Principal Executive Offices)	(Registrant's telephone number, including area code)	(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AGIL	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	AGILW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, AgileThought, Inc. (the “Company”) and the other Financing Agreement Loan Parties (as defined below) have defaulted under that certain Financing Agreement, dated as of May 27, 2022 (as amended prior to July 17, 2023, the “Financing Agreement”), by and among the Company, AN Global LLC, as borrower (the “Borrower”), the subsidiaries of the Company party thereto, as guarantors (together with the Company and the Borrower, collectively, the “Financing Agreement Loan Parties”), the lenders from time to time party thereto (the “1L Lenders”), and Blue Torch Finance LLC, as administrative agent and collateral agent for the 1L Lenders (the “1L Agent”), for which it previously sought forbearance. Such forbearance is no longer in effect.

On July 17, 2023, the Company and the other Financing Agreement Loan Parties entered into an amendment to the Financing Agreement (the “July 17, 2023 Amendment”) pursuant to which the 1L Agent and 1L Lenders agreed to provide an additional term loan in the amount of $4,635,490. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement as amended by the July 17, 2023 Amendment. In connection with the July 17, 2023 Amendment, (i) the Borrower paid to the 1L Agent, for the benefit of the 1L Lenders, an amendment fee in the amount of $2,500,000, which amount was paid in kind by capitalizing such fee and adding such amount to the outstanding principal amount under the Financing Agreement, and (ii) among other amendments to the Financing Agreement, the Borrower’s ability to select an interest rate based on Term SOFR to apply to the Loans has been eliminated, such that the interest rate applicable to all Loans under the Financing Agreement as so amended will be the applicable Reference Rate (which is currently 8.25% per annum), plus the Applicable Margin (which is 8.0% per annum for Reference Rate loans), plus a 2% per annum Post-Default Rate margin.
The foregoing description of the July 17, 2023 Amendment and the Financing Agreement as amended thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the July 17, 2023 Amendment, a copy of which is being filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1
Amendment No. 6 to Financing Agreement, dated as of July 17, 2023, by and among AgileThought, Inc., AN Global LLC, as borrower, the subsidiaries of AgileThought, Inc. party thereto as guarantors, the financial institutions party as lenders. and Blue Torch Finance LLC, as administrative agent and collateral agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2023

AGILETHOUGHT, INC.

By:	/s/ Manuel Senderos
Manuel Senderos
Chief Executive Officer